GREENSPRING FUND, INC.
FIRST AMENDMENT TO THE TRANSFER AGENT
SERVICING AGREEMENT

    THIS FIRST AMENDMENT dated as of May 9, 2019, to the Transfer Agent Servicing Agreement, dated as of June 28, 2005, as amended (the "Agreement"), is entered into by and between GREENSPRING FUND, INC., a Maryland corporation (the “Fund”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

    WHEREAS, the parties desire to amend the length of the Agreement and the fees; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by all parties.

NOW, THEREFORE, the parties agree to the following:

1.Section 12. Term of Agreement; Amendment shall be superseded and replaced with the following:

12. Term of Agreement; Amendment; Early Termination. This Agreement will continue in effect through June 30, 2022. This Agreement may be terminated by either party upon giving 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Subsequent to June 30, 2022, this Agreement continues until one party gives 90 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Fund, and authorized or approved by the Board of Directors.
In the absence of any material breach of this Agreement, should the Fund elect to terminate this Agreement prior to June 30, 2022, the Fund agrees to pay the following fees:
a) An early termination fee equal to three times the base fee calculated pursuant to the current fee schedule for the month preceding the date of termination. In no event shall the Fund's total obligation to pay early termination fees calculated according to all service line agreements (Custody, Distribution, Fund Accounting, Fund Administration
and Transfer Agency) exceed in its entirety $125,000;
b) All fees associated with converting services to a successor service provider;
c) All fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to a successor service provider;
d) All miscellaneous costs associated with a-c above

2.Amended Exhibit B, the fees of the Agreement, shall be superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

GREENSPRING FUND, INC.		U.S. BANCORP FUND SERVICES, LLC
By:	/s/ Elizabeth Agresta Swam	By:	/s/ Anita M. Zagrodnik
Name:	Elizabeth Agresta Swam	Name:	Anita M. Zagrodnik
Title:	CCO	Title:	Senior VP 5/9/2019

Amended Exhibit B to the Transfer Agent Servicing Agreement
Greenspring Fund, Inc.
Transfer Agent, Shareholder & Account Services Fee Schedule at July 1, 2019
Annual Service Charges to the Fund*
Non-Matrix Level 3 Open Accounts     $[...] per open account
Matrix Level 3 Open Accounts        $[...] per open account
Closed (zero balance) Accounts     $[...] per closed account
Daily Accrual Fund Accounts        $[...] per open account

Minimum per fund - $[...]

Activity and Other Charges
•Telephone calls        $[...] per minute
•Lost Shareholder Search    $[...] per search
•AML New Account Service    $[...]
•ACH/EFT Shareholder Services
☐$[...] per month per group
☐$[...] per ACH item, set-up, charge
☐$[...] per correction/reversal
•Average Cost Basis Tracking    $[...] per direct, non-IRA account per year

Technology Charges (if applicable)
•NSCC Service Interface
☐Set up -- $[...] per fund group
☐Annual -- $[...] per CUSIP per year
•Telecommunications and Voice Services
☐Service Set Up - $[...]
☐VRU Set Up - $[...] per fund group
☐VRU Maintenance - $[...] per fund per year
☐VRU Call - $[...] each
•File Transmissions – Subject to Requirements
Chief Compliance Officer Support Fee -- WAIVED

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services (other than new account as listed above), special reports, record retention, disaster recovery charges, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.

Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), Fund Source, EConnect Delivery, Shareholder Call review analysis, statement support, Mutual Fund Profile II services, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

*Subject to annual CPI increase – All Urban Consumers – U.S. City Average – WAIVED is three-year agreement term is signed.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed

Amended Exhibit B (continued) to the Transfer Agent Servicing Agreement
Greenspring Fund, Inc.

Transfer Agent & Shareholder Services
Additional Services Fee Schedule
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
$[...] per qualified plan account or Coverdell ESA account (Cap at $[...] per SSN)
$[...] per transfer to successor trustee
$[...] per participant distribution (Excluding SWPs)
$[...] per refund of excess contribution
$[...] per reconversion/recharacterization

Additional Shareholder Paid Fees
$[...] per outgoing wire transfer or overnight delivery
$[...] per telephone exchange
$[...] per return check or ACH or stop payment
$[...] per statement year requested per account (This fee applies to research requests for statements older than the prior year)
CUSIP Setup
CUSIP Setup beyond the initial CUSIP – $[...] per CUSIP
Expedited CUSIP Setup – $[...] per CUSIP (Less than [...] days)
Fund Characteristic Change
Fund Name Change – $[...] per fund/ per change
Fund CUSIP Change – $[...] per fund/ per change
Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.
•Digital Investor
−Implementation – $[...] per fund group if conversion is part of the initial effort to convert funds by May 2021, otherwise implementation is $[...]
−Annual Base Fee – $[...] per year
Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.
•Activity (Session) Fees:
−Inquiry – $[...] per event
−Login Challenge – $[...] per event
−Account Maintenance – $[...] per event
−Transaction – financial transactions, duplicate statement requests, etc. – $[...] per event
−New Account Set-up – $[...] per event
−Bank Verification Attempt – $[...] per event
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery – $[...] per year
Per Record Charge
-Rep/Branch/ID – $[...]
-Dealer – $[...]
Price Files – $[...] per record or $[...] per user per month, whichever is less

Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)
Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.
    Account inquiry
-    Inquiry - $[...] per event
-    Vision ID - $[...] per month per ID
    Transaction Processing*
-     Implementation Fee - $[...] per Management Company
-    Transaction – purchase, redeem, and exchange - $[...] per event
-    Monthly Minimum Charge - $[...] per month
    Electronic Statements*
-    Implementation- $[...] per fund group
-    Load charges-$[...] per image
-    Archive charge (for any image stored beyond [,,,] years)-$[...] per document
*Vision ID and event charges also apply.
Fund Source
Client Access to audited fund information, pricing, performance, literature, processing guidelines.
-$[...] per Month – Unlimited Users
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
$[...] per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
STAT – Statement and Tax Form Storage & Retrieval
-Setup: $[...] per user
-Support: $[...] per user per month
ReportSource – Report and Data File Storage & Retrieval
-Setup: Included in initial fund setup on Transfer Agent system
-$[...] per user per month
Additional Data Delivery Services
Ad Hoc/PowerSelect File Development
-Standard ad-hoc select: $[...] per file
-Custom coded data for recurring, scheduled delivery: $[...] per hour consultation and programming development
-Support: $[...] per file per month for recurring files/reports scheduled for delivery via Report Source.
-Recurring files scheduled for delivery via Report Source.
Custom Electronic File Exchange (MFS delivery of standard TIP files)
-Setup: $[...]one-time fee
-Support: $[...] per file per month
File Delivery to Alternate Sales Reporting Provider
-Setup: $[...] one-time fee
-Maintenance Fee: $[...] per file per month
Chat Services
Implementation Fee – $[...]
Monthly Fee – $[...] per month
Per Chat Fee – $[...] per chat or $[...] per minute of chat
Outbound Calling & Marketing Campaigns
Cost based on project requirements including hours, data sourcing and reporting.

Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)
Electronic Form Delivery and Signature Capture
Implementation fee – $[...] (includes 15 forms)
Additional setup fee – $[...] for each additional form and email template
Form and fund logo modifications – $[...] per form, $[...] per updated Fund Logo
Monthly minimum fee – $[...] per month
Per electronic envelope Fee – $[...]
Recordkeeping Application Access
Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
-$[...] implementation
-$[...] per month
Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
-Cost varies depending upon location and bandwidth
TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
-$[...] implementation
-$[...] per ID per month
TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
-$[...] implementation
-$[...] per ID per month
TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
-$[...] implementation
-$[...] per ID per month
Automated Work Distributor (AWD) – Image and workflow application.
-$[...] implementation
-$[...] per ID per month
Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
-$[...] implementation
-$[...] per ID per month
PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
-$[...] per month
Programming Services
$[...] per hour (subject to change)
Charges incurred for customized services based upon fund family requirements including but not limited to:
-Fund setup programming (transfer agent system, statements, options, etc.)
-Customized service development
-Voice response system setup (menu selections, shareholder system integration, testing, etc.)
-All other client specific customization and/or development services
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
$[...] per direct open account per year
Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
$[...] setup per fund group
$[...] per month administration
$[...] per received email correspondence

Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
$[...] per fund group per month
CTI Reporting
Integrated custom detailed call reporting – $[...] per monthly report
Literature Fulfillment Services
Account Management/Database Administration
-$[...] per month
-Receiving – $[...] per SKU
-Order Processing – $[...] per order
-Skid Storage – $[...] per month per location
-Disposal – $[...] per SKU
Inbound Teleservicing Only
-Account Management – $[...] per month (OR)
-Call Servicing – $[...] per call
Lead Source Reporting
-$[...] per month
Closed Loop Reporting
-Account Management – $[...] per month
-Database Installation, Setup – $[...] per fund group
Miscellaneous Expenses
-Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
$[...] per Month
Mutual Fund Profile II Services
Initial data review and population as well as ongoing support of information on DTCC’s Mutual Fund Profile II site
Initial data population: $[...] for less than [...] CUSIPS / $[...] for [...] CUSIPS or more
Monthly maintenance: $[...] per management company
Additional project fees may apply for events such as fund acquisitions, multiple fund/share class launches, share class charges and other large processing events outside of normal fund activity to be billed at rate of $[...]/hour
Dealer Survey Completion
Dealer fund survey requests – $[...] per hour for completion and quality validation
Physical Certificate Processing
Services to support the setup and processing of physical certificated shares for a fund family:
$[...] setup per fund group
$[...] per certificate transaction
Fund Event* Services
Programming & File Delivery – $[...]/hour
Project Management/Analysis – $[...]/hour
Account Data Retention – $[...]/account/month until purged*
CUSIP Data Retention – $[...]/CUSIP/month until purged*
*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent) *FINCEN regulations require account retention for [...] months following closing. Data is purged the first July after retention requirements have been fulfilled.

Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)
MARS Sales Reporting & Compliance Services
Standard MARS Version 8i Implementation Cost
$[...] – $[...] MARS Sales Reporting Module, CRM Module or 22c-2 Compliance Module (Includes up to one year of DST/TA2000 data)
Standard MARS Version 8i Products & Services (Monthly fees)
$[...] – $[...] MARS Sales & Compliance Reporting (Includes 5 Sales & 5 Compliance Users)
$[...] – $[...] MARS Sales Reporting (Includes 5 Sales Users)
$[...] – $[...] MARS 22c-2 Compliance (Includes 5 Compliance Users)
•$[...] – $[...] – Enhanced Services*
Includes up to [...] hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests, compliance report monitoring/review/analysis, and business requirement analysis. Additional Enhanced Services support can be negotiated.

Standard Version 8i System Setup & Implementation Costs (One-time fee)
$[...] – SalesForce.com Integration
$[...] – Custom Data Interface
$[...] – OmniSERV Setup
$[...] – Standard Interface
$[...] – Additional OmniSERV Interface
Standard Version 8i Licenses (Monthly Fee Per User)
$[...] – Sales Reporting
$[...]– 22c-2 Compliance
$[...] – CRM
$[...] – SFDC
Standard Version 8i Products & Services (Monthly Fee)
$[...] – OmniSERV
•$[...] – Daily Transaction Load from Sales Portal
$[...] – Monthly Asset Load from Sales Portal
$[...] – SalesForce.com
Additional Version 8i Products & Services (Quoted Separately)
Albridge Analytics, CFG Fulfillment, Customer/Account Module, Document Management, Exact Target, iPad/iPhone, Mapping Integration, Merrill Lynch (Compliance Only), NSCC DTT Data Line, Profiling, and RIA Monthly Load.

MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size
$[...] – MARS Lite Base Sales Reporting Only (Includes up to one year of DST/TA2000 data)
MARS Lite Products & Services (Monthly fees based on AUM)
$[...]/month (AUM $[...] – $[...])
$[...]/month (AUM $[...] – $[...])
$[...]/month (AUM $[...] – $[...])
$[...]/month (AUM $[...] – $[...])
Once an AUM of $[...] has been reached, additional fees will be negotiated. After an AUM range is surpassed, the monthly services fee would not decrease regardless of negative fluctuations.

Includes Enhanced Services up to [...] hours per month of support services. Basic support includes file import assistance, data scrubbing (cleaning of firm, office and rep information), database query requests and business requirements analysis.

Base includes initial three dealer interfaces. Each additional interface is $[...] per month.
Storage allocation includes initial 10GB of data. Each additional 1GB of storage space is $[...] per month.
No CRM real-time integration. No system access.

Additional MARS Lite System Setup & Implementation Costs (One-time fee)
$[...] – Custom Data Interface
$[...] – Standard Interface
$[...] – OmniSERV Interface

Any System Upgrades & Enhancements (Quoted separately through a Statement of Work)

MARS Training
$[...] /day plus travel and out-of-pocket expenses.
** Any additional costs that may be charged by intermediaries/NSCC for data fees are not included.

Transfer Agent & Shareholder Services
Additional Services Fee Schedule (Continued)
Informa Shareholder Electronic Statement Services
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[...] per statement
Document Consent Processing, Suppression, and Notification – $[...] per suppressed statement
Development & Implementation of Electronic Confirm Statements – $[...] initial setup fee

Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[...] per statement
Document Consent Processing, Suppression, and Notification – $[...] per suppressed statement
Development & Implementation of Electronic Investor Statements – $[...] initial setup fee

Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[...] per statement
Document Consent Processing, Suppression, and Notification – $[...] per suppressed statement
Development & Implementation of Electronic Tax Statements – $[...] initial setup fee

Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
Document Consent Processing, Suppression, and Notification – $[...] per suppressed statement
Development & Implementation of Electronic Compliance Documents – $[...] initial setup fee

Related Digital Investor Fees
View Consent Enrollment – $[...] per transaction
Consent Enrollment – $[...] per transaction
View Statements – $[...] per view

Notes:
Statements presented as PDF documents
Statements will be loaded for all accounts, regardless of consent
Three year minimum term
Storage for two years included in Document Loading, Storage and Access fee. Archive fee of $[...] per document per year for three years and greater, if desired
Digital Investor customization charges apply